Exhibit 107

Calculation of Filing Fee Tables

… F-1…..

(Form Type)

…………………………… Kepuni Holdings Inc..………………………..…

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value US$0.001 per share (1)	457(o)	[●]	$[●]	$28,750,000	$0.0000927	$3,136.63
Fees to be Paid	Equity	Underwriter Warrants(2)	other	—	—	—	—	—
Fees to be Paid	Equity	Ordinary shares underlying Underwriters’ Warrants	457(o)	[●]	$[●]	$2,012,500	$0.0000927	$219.56
Fees Previously Paid	Equity		--	--	--	--	--	$3,356.19
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$30,762,500
	Total Fees Previously Paid						$3,356.19
	Total Fee Offsets						$0
	Net Fee Due						$0

(1) In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2) We have agreed to issue to the Underwriter and to register herein warrants to purchase up to             ordinary shares (equal to seven percent (7%) of the            ordinary shares sold in this offering, inclusive of the Underwriter Over-Allotment option to purchase an additional                 ordinary shares) and to also register herein such underlying ordinary shares. The warrants will be at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five years from the effectiveness of the offering. The warrants are exercisable at 100% of the offering price of the ordinary shares. The Underwriter Warrant shall not be callable or cancellable.